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                              Exhibit 1.(3)(a)[1]

        Distribution Agreement between NYLIFE Securities Inc. and NYLIAC

                             DISTRIBUTION AGREEMENT
                     RELATING TO MULTI-FUNDED ANNUITIES AND
                            VARIABLE LIFE INSURANCE

      AGREEMENT, made as of this 1st day of November, 1983, between New York Life Insurance and Annuity Corporation ("NYLIAC"), a Delaware corporation having its principal office at 372 Park Avenue South, New York, New York, 10010 and New York Life Variable Contracts Corporation ("Broker"), a New York corporation, having its principal office at 51 Madison Avenue, New York, New York, 10010, and being a registered broker/dealer under the Securities Exchange Act of 1934 ("Securities Exchange Act").

       1. NYLIAC is engaged, among other things, in the issuance and sale of multi-funded annuity contracts ("contracts") and variable life insurance policies ("Policies"), pursuant to the insurance laws of the State of Delaware, as well as other states of the United States and the District of Columbia.

       2. The Contracts and the Policies may be deemed to be securities under the federal securities law and the laws of some states.

       3. In connection with the issuance and sale of Contracts and Policies, NYLIAC proposes to have many of its licensed life insurance agents and others, which it may designate from time to time (collectively referred to as "Agents"), sell or engage in the sale of the Contracts and Policies, and for such purpose desires to have the Agents become and continue to be registered representatives associated with the Broker.

       4. NYLIAC and the Broker desire to enter into an agreement, pursuant to which the Broker will select, train, license and supervise the Agents, all as more particularly described herein.

NOW, THEREFORE, IT IS MUTUALLY AGREED AS FOLLOWS:

       1. NYLIAC will furnish to the Broker the names of those agents designated by it to sell the Contracts and Policies and who indicate a willingness to become registered representatives.

       2. The Broker will, after careful investigation, select, or cause to be selected, the Agents who are to be trained and qualified to make such sales, will use its best efforts to train, or cause to be trained, such Agents so that they may become qualified under applicable federal and state laws, and in accordance with the requirements of the National Association of Securities Dealers ("NASD"), to sell the Contracts and the Policies and become registered representatives of the Broker.

       3. Upon request, the Broker will furnish NYLIAC, in writing, a list of those Agents who have become so qualified and the date of such qualification and also a list of those Agents who are not selected or who have failed to qualify. In the event that an Agent who has qualified fails or refuses to submit to the supervision of the Broker in accordance with this Agreement, or otherwise fails to comply with the rules and standards imposed by the Broker on its registered representatives, the Broker shall certify such fact to NYLIAC and shall immediately notify Agent that he is no longer authorized to sell the Contracts and the Policies and the Broker and NYLIAC shall take whatever additional action may be necessary to terminate the sales activities of the Agent relating to the Contracts and the Policies.

       4. Prior to permitting any Agent to sell the Contracts and the Policies, NYLIAC, the Broker and the Agent will enter into a mutually satisfactory agreement pursuant to which the Agent will acknowledge that he will be a registered representative of the Broker in connection with his securities activities relating to the Contracts and the Policies, that such activities will be under the supervision of the Broker and any supervisor designated by the Broker, and that the Agent's right to continue to sell the Contracts and the Policies is subject to his continued compliance with such agreement and the rules and procedures established by the Broker for compliance with applicable federal, state and NASD requirements.

       5. The Broker will comply with all applicable federal, state and NASD requirements and will establish such rules and procedures as may be necessary for the diligent supervision of the securities activities of the Agents relating to the Contracts and the Policies. Upon request by the Broker, NYLIAC will furnish or require the Agents to furnish such appropriate records as may be necessary to insure such diligent supervision. NYLIAC will furnish to the Broker the names of all those persons who are designated to assist in the supervision of the Agents in the securities activities related to the Contracts and the Policies and who will become persons associated with the Broker and will be registered with the NASD. In the event any such person shall fail or refuse to provide such supervision to the satisfaction of the Broker, the Broker shall certify such fact to NYLIAC. If NYLIAC fails to furnish a replacement for such person or the Broker is unable, otherwise, to furnish proper supervision, the authority of any Agents, who remain unsupervised by such failure to sell the Contracts and the Policies, shall be withdrawn.

       6. All monies paid by or on behalf of the owners of the Contracts or the Policies or other persons having an interest in the Contracts or the Policies will be paid to and will be the property of NYLIAC.

       7. Monies payable to Agents, in connection with the sale of the Contracts and the Policies, shall be paid by NYLIAC to the Agents under the existing procedures of NYLIAC for the payment of commissions to its Agents, and nothing contained herein will obligate the Broker to pay any commissions or other remuneration to the Agents or to reimburse the Agents for expenses incurred by them, nor will the Broker have any interest whatsoever in any commissions or other remuneration payable to the Agents by NYLIAC.

       8. All books and records maintained in connection with the offer and sale of the Contracts and the Policies will be maintained and preserved in conformity with the applicable requirements of the Securities Exchange Act, and the rules and regulations promulgated thereunder, to the extent that such requirements are applicable to the Contracts and the Policies and operations relating thereto. All such books and records which are the property of the Broker shall be maintained by NYLIAC on behalf of and as agent for the Broker. Such books and records will at all times be subject to inspection by the Securities and Exchange Commission ("SEC") in accordance with the applicable provisions of the Securities and Exchange Act.

       9. The Broker will assume full responsibility for the sales activities of the Agents relating to the Contracts and the Policies and for initial and continued compliance by itself and the Agents with applicable federal, state and NASD requirements, and, in connection therewith, may demand and receive such assurances from NYLIAC, as it deems appropriate, demonstrating compliance with the Securities Act of 1933 and the Investment Company Act of 1940.

      10. NYLIAC and the Broker shall agree on the value of the expenses involved in the discharge by the Broker and NYLIAC of their respective obligations under this Agreement and any difference therein will be settled by appropriate payments at least annually.

      11. This Agreement may not be assigned by NYLIAC or the Broker, except by mutual consent and shall continue for a period of one year, and from year to year thereunder, subject to termination by either party at any time upon 60 days written notice to the other party and to the SEC, except that in the event the Broker shall cease to be a registered broker/dealer under the Securities Exchange Act, this Agreement shall immediately terminate.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                           NEW YORK LIFE INSURANCE AND
                                              ANNUITY CORPORATION


                                           By:   /s/Jacob B. Underhill
                                                -----------------------
                                                   President
Attest:

 /s/Virginia A. DeFeis
-----------------------
  Assistant Secretary


                                           NEW YORK LIFE VARIABLE
                                              CONTRACTS CORPORATION


                                           By:   /s/Jerald R. Hinrichs
                                                -----------------------
                                                    President

Attest

 /s/George Grace
-----------------
Assistant Secretary

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                                AMENDMENT NO. 1
                           Dated as of July 30, 1984
                                       To
                             Distribution Agreement
                          Dated as of November 1, 1983
                                    Between
                  New York Life Variable Contracts Corporation
          (predecessor in interest to New York Life Securities Corp.)
                                      And
                New York Life Insurance and Annuity Corporation
                          *     *      *      *      *

         New York Life Securities Corp. ("Broker"), the predecessor in interest to New York Life Variable Contracts Corporation ("V.C.C."), and New York Life Insurance and Annuity Corporation ("NYLIAC"), hereby mutually agree to amend that certain Distribution Agreement ("Agreement"), dated as of November 1, 1983, between V.C. and NYLIAC, in the manner herein set forth:

   (i) paragraph 3 of the Agreement is deleted, in its entirety, and a new paragraph 3, in the form set forth immediately hereunder, is substituted therefor, with the same force and effect as if such paragraph had appeared in the Agreement, as originally executed:

                                  "3.  Upon request, the Broker will furnish
                          NYLIAC, in writing, a list of those Agents who have become so qualified and the date of such qualification and also a list of those Agents who are not selected or who have failed to qualify. Notwithstanding the ultimate right of NYLIAC to appoint and discharge agents, in the event an Agent who has qualified fails or refuses to submit to the supervision of the Broker in accordance with this Agreement, or otherwise fails to comply with the rules and standards imposed by the Broker on its registered representatives, the Broker will certify such fact to NYLIAC and will immediately notify the Agent that such Agent is no longer authorized to sell the Contracts and the Policies and the Broker and NYLIAC will take whatever additional action may be necessary to terminate the sales activities of the Agent relating to the Contracts and the Policies."

   (ii) Paragraph 9 of the Agreement is deleted, in its entirety, and a new paragraph 9, in the form set forth immediately hereunder, is substituted therefor, with the same force and effect as if such paragraph had appeared in the Agreement, as originally executed:

                                  "9.  (a)  The Broker will assume full
                          responsibility for the sales activities of the Agents relating to the Contracts and the Policies for initial and for continued compliance by itself and the Agents with applicable federal, state and NASD requirements, and, in connection therewith, may demand and receive such assurances from NYLIAC, as it deems appropriate, demonstrating compliance with the Securities Act of 1933 and the Investment Company Act of 1940;

                                        (b)       NYLIAC will retain the
                          ultimate right of control over, and responsibility for, marketing the Contracts and the Policies;

                                        (c)       NYLIAC will undertake to
                          review and approve all advertising relating to the Contracts and the Policies; and

                                        (d)       NYLIAC will retain the right
                          to reject Contracts and Policy applications and maintain ultimate responsibility for any underwriting in connection therewith."


         Except to the extent specifically provided herein, the Agreement shall remain in full force and effect in accordance to its terms. This Amendment No. 1 shall become effective as of the date hereof.


Dated as of this 30th
day of July 1984                           NEW YORK LIFE SECURITIES CORP.
                                                   By:   Jerald R. Hinrichs
                                                        --------------------
                                                            President
Attest:
 /s/George Grace
-----------------
Assistant Secretary
                                           NEW YORK LIFE INSURANCE AND ANNUITY
                                             CORPORATION
                                           By:   /s/Jacob B. Underhill
                                                -----------------------
                                                   President
Attest:
 /s/Franklin Ciaccio
---------------------
         Secretary